WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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The Board of Trustees
ARK Funds:

In planning and performing our audit
 of the financial statements of Emer
ging Markets Equity Portfolio and In
ternational Equity Portfolio, portfo
lios of ARK Funds, (the "Portfolios")
 for the ten months ended October 31
, 2000, we considered its internal
control, including control activities
for safeguarding securities, in order
 to determine our auditing procedures
 for the purpose of expressing our
opinion on the financial statements
 and to comply with the requirements
 of Form N-SAR, not to provide assur
ance on internal control.

The management of the Portfolios is
 responsible for establishing and ma
intaining internal control.  In ful
filling this responsibility, estima
tes and judgments by management are
 required to assess the expected be
nefits and related costs of control
s.  Generally, controls that are re
levant to an audit pertain to the e
ntity's objective of preparing fin
ancial statements for external pur
poses that are fairly presented in
 conformity with generally accepte
d accounting principles.  Those con
trols include the safeguarding of a
ssets against unauthorized acquisit
ion, use or disposition.

Because of inherent limitations in
internal control, errors or irregul
arities may occur and not be detect
ed.  Also, projection of any evalua
tion of internal control to future
periods is subject to the risks that
 it may become inadequate because of
 changes in conditions or that the eff
ectiveness of the design and operation
 may deteriorate.

Our consideration of internal control
 would not necessarily disclose all ma
tters in internal control that might be
 material weaknesses under standards es
tablished by the American Institute of
Certified Public Accountants.  A mater
ial weakness is a condition in which the
 design or operation of one or more of
the internal control components does not
 reduce to a relatively low level the ri
sk that errors or irregularities in amou nts that would be material in relation to the financial statements being audited

may occur and not be detected within a
timely period by employees in the normal
 course of performing their assigned fun
ctions. However, we noted no matters in volving internal control and its operation
, including controls for safeguarding secu rities, that we consider to be material we aknesses as defined above as of October 31
, 2000.

This report is intended solely for the inf ormation and use of management and the Boa rd of Trustees of the ARK Funds and the Se curities and Exchange Commission and is no t intended to be and should not be used by anyone other than these specified parties.


Boston, Massachusetts
December 13, 2000


REPORT ON INTERNAL CONTROL



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